Exhibit 99.1
Blackbaud, Inc. Announces Fourth Quarter and Full Year 2012 Results
Announces First Quarter 2013 Dividend

CHARLESTON, S.C. - February 13, 2013 - Blackbaud, Inc. (Nasdaq: BLKB), the leading global provider of software and services to the nonprofit sector, today announced financial results for its fourth quarter and full year ended December 31, 2012.

Marc Chardon, Chief Executive Officer of Blackbaud, stated, “Blackbaud reported solid fourth quarter results that were at the high-end or above our guidance from a revenue and profitability perspective. Each of our business units performed well during the quarter, and we are pleased to see early signs of acceleration in the opportunity pipeline for the Luminate product line that we gained through our acquisition of Convio.”

Chardon added, “During 2012, the acquisition of Convio significantly increased our scale, recurring revenue and presence in the fastest growing segment of the nonprofit market. We also made solid progress on our combined company go-to-market strategies, from which we expect to benefit over the course of 2013 and beyond. We are confident that our unique, best-of-breed offerings in online fundraising and CRM for nonprofits of all sizes and across verticals position us well to gain share in our underpenetrated, multi-billion dollar market opportunity.”

Fourth Quarter 2012 GAAP Financial Results

Blackbaud reported total revenue of $120.1 million for the fourth quarter of 2012, an increase compared to $95.0 million for the fourth quarter of 2011. Income from operations and net income, determined in accordance with GAAP, were $9.9 million and $3.3 million, respectively, compared with $10.6 million and $6.4 million, respectively, for the fourth quarter of 2011. Diluted earnings per share were $0.07 for the fourth quarter of 2012, compared with $0.14 in the same period last year.

Fourth Quarter 2012 Non-GAAP Financial Results

Blackbaud reported total non-GAAP revenue of $120.8 million, which includes $0.8 million of the deferred revenue write down associated with the Convio acquisition. Non-GAAP income from operations, which excludes stock-based compensation expense, amortization of intangibles arising from business combinations, acquisition-related expenses, integration and restructuring costs and an impairment of a cost method investment, was $22.3 million for the fourth quarter of 2012, an increase from $19.1 million in the same period last year. Non-GAAP net income was $12.0 million for the fourth quarter of 2012, compared to $11.8 million in the same period last year. Non-GAAP diluted earnings per share were $0.27 for the fourth quarter of 2012, consistent with the same period last year.

A reconciliation between GAAP and non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Tony Boor, Chief Financial Officer of Blackbaud, stated, “We successfully executed against our synergies targets following the combination of Blackbaud and Convio and achieved our goal of $9-$10 million of annualized cost savings by the end of 2012. In addition, as part of rationalizing our combined operations and cost structure, we recently took actions that are expected to generate an additional $10 million of cost savings in 2013.” Boor added, “We remain very focused on delivering significant improvement in our non-GAAP operating margin during 2013 and beyond, which we believe will drive increased shareholder value. In addition, the improvement in our pipeline related to Convio's offerings is a further step toward ultimately realizing revenue synergies over the long-term.”

Balance Sheet and Cash Flow

The Company ended the fourth quarter with $13.5 million in cash, compared to $25.6 million at the end of the third quarter. The Company generated $29.0 million in cash flow from operations during the fourth quarter, contributing to $68.7 million for the twelve months ended December 31, 2012.

Full Year 2012 GAAP and Non-GAAP Financial Results

Blackbaud reported total revenue of $447.4 million for the full year 2012, an increase compared to $370.9 million for 2011. Income from operations and net income, determined in accordance with GAAP, were $19.4 million and $6.6 million for the full year 2012, respectively, compared with $50.9 million and $33.2 million, respectively, for 2011. Diluted earnings per share were $0.15 for the full year 2012, compared with $0.75 for 2011.

Non-GAAP revenue, which includes $5.6 million of the deferred revenue write down associated with the Convio acquisition, was $453.0 million. Non-GAAP income from operations, which also excludes stock-based compensation expense, amortization of intangibles arising from business combinations, acquisition-related expenses, integration and restructuring costs and an impairment of a cost method investment, was $75.5 million for the full year 2012, compared to $76.5 million for 2011. Non-GAAP net income was $42.3 million for the full year 2012, compared to $46.9 million for 2011. Non-GAAP diluted earnings per share were $0.95 for the full year 2012, compared to $1.06 for 2011.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Dividend and Share Repurchase Program

Blackbaud announced today that its Board of Directors has approved a first quarter 2013 dividend of $0.12 per share payable on March 15, 2013, to stockholders of record on February 28, 2013. Additionally, as of December 31, 2012, $50.0 million remained available under the Company's share repurchase program.

Conference Call Details

Blackbaud will host a conference call today, February 13, 2013, at 8:00 a.m. (Eastern Time) to discuss the Company's financial results, operations and related matters. To access this call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available through February 20, 2013, at 877-870-5176 (domestic) or 858-384-5517 (international). The replay passcode is 407059. A live webcast of this conference call will be available on the "Investor Relations" page of the Company's website at www.blackbaud.com/investorrelations, and a replay will be archived on the website as well.

About Blackbaud

Serving the nonprofit and education sectors for 30 years, Blackbaud (NASDAQ: BLKB) combines technology and expertise to help organizations achieve their missions. Blackbaud works with more than 27,000 nonprofit customers in over 60 countries that support higher education, healthcare, human services, arts and culture, faith, the environment, independent K-12 education, animal welfare and other charitable causes. The company offers a full spectrum of cloud-based and on-premise software solutions and related services for organizations of all sizes including: fundraising, eMarketing, advocacy, constituent relationship management (CRM), payment services, analytics and vertical-specific solutions. Using Blackbaud technology, these organizations raise more than $100 billion each year. Recognized as a top company by Forbes, InformationWeek and Software Magazine, and honored by Best Places to Work, Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, Australia, Canada, Mexico, the Netherlands and the United Kingdom. For more information, visit www.blackbaud.com.

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding: the opportunity pipeline for Luminate and other Convio products; expected benefits from our combined company go-to-market strategies; the ability of our product offerings to position us to gain market share; future cost savings; our ability to deliver improved non-GAAP operating margin; and, our ability to realize revenue synergies. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies and other risks associated with acquisitions; general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks related to our leverage, dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Non-GAAP Financial Measures

Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP income from operations, non-GAAP net income, non-GAAP diluted earnings per share and non-GAAP operating margin. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud's ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial results discussed above exclude: a write-down of Convio deferred revenue; stock-based compensation expense; costs associated with amortization of intangibles arising from business combinations; acquisition-related expense; integration and restructuring costs; a write-off of prepaid proprietary software licenses; a charge associated with impairment of cost method investment; and, a gain in connection with the sale of assets. We use these measures and believe them useful to investors because they provide additional insight in comparing results from period to period.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Investor Contact:

Brian Denyeau
ICR
brian.denyeau@icrinc.com
646-277-1251

Media Contact:

Melanie Mathos
Blackbaud, Inc.
melanie.mathos@Blackbaud.com
843-216-6200 x3307

SOURCE: Blackbaud, Inc.

Blackbaud, Inc.
Consolidated balance sheets
(Unaudited)

(in thousands, except share amounts)	December 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$13,491	$52,520
Donor restricted cash	68,177	40,205
Accounts receivable, net of allowance of $8,546 and $3,913 at December 31, 2012 and December 31, 2011, respectively	75,692	62,656
Prepaid expenses and other current assets	40,589	31,016
Deferred tax asset, current portion	15,799	1,551
Total current assets	213,748	187,948
Property and equipment, net	49,063	34,397
Deferred tax asset	—	29,376
Goodwill	265,055	90,122
Intangible assets, net	168,037	44,660
Other assets	9,844	6,087
Total assets	$705,747	$392,590
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$13,623	$13,464
Accrued expenses and other current liabilities	45,996	32,707
Donations payable	68,177	40,205
Debt, current portion	10,000	—
Deferred revenue, current portion	173,899	153,665
Total current liabilities	311,695	240,041
Debt, net of current portion	205,500	—
Deferred tax liability	24,468	—
Deferred revenue, net of current portion	11,119	9,772
Other liabilities	5,281	2,775
Total liabilities	558,063	252,588
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 54,859,604 and 53,959,532 shares issued at December 31, 2012 and 2011, respectively	55	54
Additional paid-in capital	203,638	175,401
Treasury stock, at cost; 9,209,371 and 9,019,824 shares at December 31, 2012 and 2011, respectively	(170,898)	(166,226)
Accumulated other comprehensive loss	(1,973)	(1,148)
Retained earnings	116,862	131,921
Total stockholders’ equity	147,684	140,002
Total liabilities and stockholders’ equity	$705,747	$392,590

Blackbaud, Inc.
Consolidated statements of comprehensive income
(Unaudited)

(in thousands, except share and per share amounts)	Three months ended December 31,		Years ended December 31,
	2012	2011	2012	2011
Revenue
License fees	$4,397	$4,875	$20,551	$19,475
Subscriptions	48,703	27,651	162,102	103,544
Services	29,415	25,865	119,626	108,781
Maintenance	34,156	33,263	136,101	130,604
Other revenue	3,380	3,391	9,039	8,464
Total revenue	120,051	95,045	447,419	370,868
Cost of revenue
Cost of license fees	831	735	2,993	3,345
Cost of subscriptions	19,622	12,276	68,773	42,536
Cost of services	25,429	19,896	97,208	79,086
Cost of maintenance	7,057	6,371	26,001	25,178
Cost of other revenue	2,813	2,796	7,485	7,049
Total cost of revenue	55,752	42,074	202,460	157,194
Gross profit	64,299	52,971	244,959	213,674
Operating expenses
Sales and marketing	24,339	18,280	95,218	75,361
Research and development	17,327	12,460	64,692	47,672
General and administrative	12,069	9,580	63,308	36,933
Impairment of cost method investment	—	1,800	200	1,800
Amortization	689	252	2,106	980
Total operating expenses	54,424	42,372	225,524	162,746
Income from operations	9,875	10,599	19,435	50,928
Interest income	28	50	146	183
Interest expense	(2,235)	(57)	(5,864)	(200)
Other income (expense), net	(326)	168	(392)	346
Income before provision for income taxes	7,342	10,760	13,325	51,257
Income tax provision	4,072	4,409	6,742	18,037
Net income	$3,270	$6,351	$6,583	$33,220
Earnings per share
Basic	$0.07	$0.15	$0.15	$0.76
Diluted	$0.07	$0.14	$0.15	$0.75
Common shares and equivalents outstanding
Basic weighted average shares	44,345,887	43,738,007	44,145,535	43,522,563
Diluted weighted average shares	44,757,841	44,337,711	44,691,845	44,149,054
Dividends per share	$0.12	$0.12	$0.48	$0.48

Other comprehensive income (loss)
Foreign currency translation adjustment	(22)	(232)	(34)	(336)
Unrealized gain (loss) on derivative instruments, net of tax	92	—	(791)	—
Total other comprehensive income (loss)	70	(232)	(825)	(336)
Comprehensive income	$3,340	$6,119	$5,758	$32,884

Blackbaud, Inc.
Consolidated statements of cash flows
(Unaudited)

	Years ended December 31,
(in thousands)	2012	2011
Cash flows from operating activities
Net income	$6,583	$33,220
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,879	16,995
Provision for doubtful accounts and sales returns	9,591	5,646
Stock-based compensation expense	19,240	14,884
Excess tax benefits from stock-based compensation	(81)	(932)
Deferred taxes	7,585	13,533
Impairment of cost method investment	200	1,800
Gain on sale of assets	—	(549)
Other non-cash adjustments	747	(878)
Changes in operating assets and liabilities, net of acquisition of businesses:
Accounts receivable	(9,397)	(8,692)
Prepaid expenses and other assets	(8,817)	(2,915)
Trade accounts payable	(1,363)	1,714
Accrued expenses and other liabilities	(388)	(1,056)
Donor restricted cash	(27,990)	(22,862)
Donations payable	27,990	22,862
Deferred revenue	12,912	12,757
Net cash provided by operating activities	68,691	85,527
Cash flows from investing activities
Purchase of property and equipment	(20,557)	(18,215)
Purchase of net assets of acquired companies, net of cash acquired	(280,687)	(23,385)
Capitalized software development costs	(1,245)	(1,012)
Proceeds from sale of assets	—	874
Net cash used in investing activities	(302,489)	(41,738)
Cash flows from financing activities
Proceeds from issuance of debt	315,000	—
Payments on debt	(99,500)	—
Payments of deferred financing costs	(2,440)	(767)
Proceeds from exercise of stock options	3,146	2,041
Excess tax benefits from stock-based compensation	81	932
Dividend payments to stockholders	(21,731)	(21,429)
Payments on capital lease obligations	—	(40)
Net cash provided by (used in) financing activities	194,556	(19,263)
Effect of exchange rate on cash and cash equivalents	213	(10)
Net increase (decrease) in cash and cash equivalents	(39,029)	24,516
Cash and cash equivalents, beginning of year	52,520	28,004
Cash and cash equivalents, end of year	$13,491	$52,520

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures
(Unaudited)

(in thousands, except per share amounts)	Three months ended December 31,		Years ended December 31,
	2012	2011	2012	2011
GAAP revenue	$120,051	$95,045	$447,419	$370,868
Non-GAAP adjustments:
Add back: Convio deferred revenue writedown	771	—	5,592	—
Total Non-GAAP adjustments	771	—	5,592	—
Non-GAAP revenue	$120,822	$95,045	$453,011	$370,868

GAAP gross profit	$64,299	$52,971	$244,959	$213,674
Non-GAAP adjustments:
Add: Convio deferred revenue writedown	771	—	5,592	—
Add: Stock-based compensation expense	1,238	903	4,184	3,278
Add: Amortization of intangibles from business combinations	5,032	1,725	15,243	6,598
Add: Acquisition integration costs	(8)	—	589	—
Add: Write-off of prepaid proprietary software licenses	—	—	350	—
Total Non-GAAP adjustments	7,033	2,628	25,958	9,876
Non-GAAP gross profit	$71,332	$55,599	$270,917	$223,550

Non-GAAP gross margin	59%	58%	60%	60%

GAAP income from operations	$9,875	$10,599	$19,435	$50,928
Non-GAAP adjustments:
Add: Convio deferred revenue writedown	771	—	5,592	—
Add: Stock-based compensation expense	4,786	3,971	19,240	14,884
Add: Amortization of intangibles from business combinations	5,721	1,977	17,349	7,578
Add: Acquisition integration and restructuring costs	1,127	—	6,923	—
Add: Acquisition-related expenses	—	786	6,428	1,840
Add: Write-off of prepaid proprietary software licenses	—	—	350	—
Add: Impairment of cost method investment	—	1,800	200	1,800
Less: Gain on sale of assets	—	—	—	(549)
Total Non-GAAP adjustments	12,405	8,534	56,082	25,553
Non-GAAP income from operations	$22,280	$19,133	$75,517	$76,481

Non-GAAP operating margin	18%	20%	17%	21%

GAAP net income	$3,270	$6,351	$6,583	$33,220
Non-GAAP adjustments:
Add: Total Non-GAAP adjustments affecting income from operations	12,405	8,534	56,082	25,553
Less: Tax impact related to Non-GAAP adjustments	(3,631)	(3,117)	(20,327)	(11,919)
Non-GAAP net income	$12,044	$11,768	$42,338	$46,854

Shares used in computing Non-GAAP diluted earnings per share	44,758	44,338	44,692	44,149
Non-GAAP diluted earnings per share	$0.27	$0.27	$0.95	$1.06
Detail of Non-GAAP adjustments:
Stock-based compensation expense:
Cost of revenue
Cost of subscriptions	$126	$164	$860	$571
Cost of services	875	571	2,786	1,966
Cost of maintenance	237	168	538	741
Subtotal	1,238	903	4,184	3,278
Operating expenses
Sales and marketing	794	391	2,527	1,325
Research and development	1,078	766	3,556	3,039
General and administrative	1,676	1,911	8,973	7,242
Subtotal	3,548	3,068	15,056	11,606
Total stock-based compensation expense	$4,786	$3,971	$19,240	$14,884

Amortization of intangibles from business combinations:
Cost of revenue
Cost of license fees	$120	$156	$485	$635
Cost of subscriptions	4,237	901	11,969	3,341
Cost of services	542	400	1,992	1,572
Cost of maintenance	114	249	722	975
Cost of other revenue	19	19	75	75
Subtotal	5,032	1,725	15,243	6,598
Operating expenses	689	252	2,106	980
Total amortization of intangibles from business combinations	$5,721	$1,977	$17,349	$7,578